Exhibit 4
                                    ---------

                                                       177 MADISON AVENUE
                   EMMET, MARVIN & MARTIN, LLP    MORRISTOWN, NEW JERSEY 07960
                       COUNSELLORS AT LAW                (973) 538-5600
                                                       FAX: (973) 538-6448
                              _____                           _____

                          120 Broadway           1007 ORANGE STREET, SUITE 1460
                    New York, New York 10271       WILMINGTON, DELAWARE 19801
                              _____                    (302) 472-7000
                                                     FAX: (302) 472-7120
Writer's Direct Dial     (212) 238-3000                       _____
                         (212) 653-1760
                              _____                 1351 WASHINGTON BOULEVARD
                                                STAMFORD, CONNECTICUT 06902-4543
                       Fax: (212) 238-3100             (203) 425-1400
                       Fax: (212) 653-1730           FAX: (203) 425-1410
                    http://www.emmetmarvin.com

                                                     March 29, 2006

The Bank of New York,
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Ordinary Shares of
    First Pacific Company Limited.
    ----------------------------------------------------------------------------

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares of First Pacific Company Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                             Very truly yours,

                                             /s/ Emmet, Marvin & Martin, LLP
                                             -------------------------------
                                             EMMET, MARVIN & MARTIN, LLP